Exhibit 10.2

FOURTH AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This Fourth Amendment (“Fourth Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of April 27, 2017 (the “Effective Date”). Capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to (i) increase the Share Limit, (ii) amend the Plan’s share-counting provisions and (iii) prohibit the payment of dividends and dividend equivalents on an Award until the Award vests.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date, except as otherwise provided below:

1. Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following, subject to approval by the stockholders of the Company within twelve (12) months following the Effective Date:

“Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to twelve million five hundred twenty-nine thousand four hundred twelve (12,529,412) Shares (the “Share Limit”), all of which may be issued as Incentive Stock Options.”

2. Section 3.1(b). The first and second sentences of Section 3.1(b) are hereby deleted and replaced in their entirety with the following:

“Shares subject to an Award that is forfeited, expires or is settled for cash (in whole or in part), to the extent of such forfeiture, expiration or cash settlement, shall be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Award; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.”

3. Section 8.2. Section 8.2 is hereby amended by adding the following to the end of such section:

“Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.”

4. Section 9.2(a). The third sentence of Section 9.2 is hereby deleted and replaced in its entirety with the following:

“Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions of the underlying Award are subsequently satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.”

5. This Fourth Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan; provided that the amendment to Section 3.1(a) shall be subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date.

6. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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I hereby certify that this Fourth Amendment was duly adopted by the Board of Directors of Puma Biotechnology, Inc. on April 27, 2017.

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I hereby certify that this Fourth Amendment was approved by the stockholders of Puma Biotechnology, Inc. on June 12, 2017.

Executed on this 13th day of June, 2017.

Puma Biotechnology, Inc.

By:	/s/ Alan H. Auerbach
Name: Alan H. Auerbach Title: President, Chief Executive Officer and Secretary